Exhibit 33.2b

[Assurant Logo]	260 Interstate North Circle, SE
Atlanta, GA 30329-2210
T 770.763.1000
F 770.859.4403
www.assurant.com
February 15, 2017

REPORT ON ASSESSMENT OF COMPLIANCE WITH

§1122(d)(2)(vi), §1122(d)(4)(xi) and §1122(d)(4)(xii)

of REGULATION AB SERVICING CRITERIA

FOR THE REPORTING PERIOD

JANUARY 1, 2016 TO DECEMBER 31, 2016

American Security Insurance Company, Standard Guaranty Insurance Company and TrackSure Insurance Agency, Inc. (collectively, the “Asserting Party”) is responsible for assessing compliance for the period of January 1, 2016 through December 31, 2016 (the “Reporting Period”) with the servicing criteria set forth in §1122(d)(2)(vi), §1122(d)(4)(xi) and §1122(d)(4)(xii) of Title 17, §229.1122(d) of the Code of Federal Regulations, (the “Applicable Servicing Criteria”) which the Asserting Party has concluded are applicable to the insurance escrow servicing activities it performs with respect to all mortgage backed securities transactions that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Platform Transactions”). The Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Applicable Servicing Criteria.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform Transactions.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period.

American Security Insurance Company

Standard Guaranty Insurance Company

TrackSure Insurance Agency, Inc.

/s/ John Frobose
By: John Frobose
President of American Security Insurance Company and Standard Guaranty Insurance Company, and Sr. Vice President of TrackSure Insurance Agency, Inc.

Date: February 15, 2017